Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form S-4 of Lumentum Holdings Inc. of our report dated September 6, 2016 relating to the financial statements and financial statement schedule, which appears in Lumentum Holdings Inc.’s Annual Report on Form 10-K/A for the year ended July 1, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 31, 2018